UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2008

BARNWELL INDUSTRIES, INC.

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(Exact name of registrant as specified in its charter)

Delaware	1-5103	72-0496921
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1100 Alakea Street, Suite 2900, Honolulu, Hawaii		96813
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (808) 531-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

HONOLULU, HAWAII, March 12, 2008 -- On March 3, 2008, the stockholders of Barnwell Industries, Inc. (the “Company”), (ASE-BRN) approved the Barnwell Industries, Inc. 2008 Pay For Performance Plan (the “Plan”) at the annual meeting of stockholders. The Plan will be administered by the Compensation Committee of the Company’s board of directors (the “Board”), or another committee designated by the Board (the “Committee”). Executive officers, and other key employees of the Company, designated by the Board are eligible to participate in the Plan. The Plan permits payment of incentive cash bonuses based on eligible employees’ level of achievement of financial, business and other performance criteria. The Committee will determine the performance period for measuring actual performance under the Plan and will designate the targeted goals for selected performance measures during the performance period and the applicable bonus formula for each participant, which may vary between individual participants or group of participants. Performance measures and targeted goals for the Company’s 2008 fiscal year performance period were established by the Committee in December 2007, subject to stockholder approval of the Plan, and the Committee designated the Chief Executive Officer and Chief Operating Officer to be eligible to participate in the Plan for fiscal year 2008. The Committee determined that the sum of the following three components shall represent the maximum bonus that may be achieved under the Plan for fiscal year 2008 by each of the Chief Executive Officer and Chief Operating Officer (the “2008 Maximum Bonus Amount”):

(a) an amount equal to 5% of the earnings before income taxes on a GAAP basis of the Company;

(b) (i) for an increase in earnings before income taxes on a GAAP basis of up to 100% over the prior fiscal year, 20% of the amount of such increase; or (ii) for an increase in earnings before income taxes on a GAAP basis above 100% over the prior fiscal year, 20% of the first 100% of such increase as calculated above, and 10% of the remaining amount of such increase; and

(c) for an increase in the Company’s market capitalization of up to 10% (determined by comparing the closing price of the Company’s common stock on December 3, 2007 and December 2, 2008), 10% of the amount of such increase.

The 2008 Maximum Bonus Amount for each participant shall in no case exceed 150% of such participant’s base salary, and, a decrease in earnings before income taxes or market capitalization will not decrease the amounts of each of the other respective components of the 2008 Maximum Bonus Amount. Additionally, the Committee, in its sole discretion, reserves the right to eliminate or reduce the 2008 Maximum Bonus Amount payable to the Chief Executive Officer and/or to the Chief Operating Officer pursuant to the bonus formula described above.

The Plan became effective upon such stockholder approval for the fiscal year ending September 30, 2008.

The description of the Plan is qualified in its entirety by reference to the actual Plan, which is filed as Exhibit 10.1 to this Form 8-K and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

10.1 Barnwell Industries, Inc. 2008 Pay For Performance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNWELL INDUSTRIES, INC.

Date: March 12, 2008	/s/ Russell M. Gifford
Russell M. Gifford Executive Vice President and Chief Financial Officer